Exhibit 10.1
FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED DEVELOPMENT MANAGEMENT AGREEMENT
THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED DEVELOPMENT MANAGEMENT AGREEMENT (“Amendment”) is dated for reference purposes as of September 25, 2026, by and among HERITAGE FIELDS EL TORO, LLC, a Delaware limited liability company (“Owner”), FIVE POINT COMMUNITIES MANAGEMENT, INC., a Delaware corporation (“Manager”), for the purpose of Section 4.8 of the DMA only, FIVE POINT OPERATING COMPANY, LP, a Delaware limited partnership (the “Operating Company”) and, for the purpose of Sections 4.7 and 4.8 of the DMA only, FIVE POINT COMMUNITIES, LP, a Delaware limited partnership (the “Manager Partnership”). Manager and Owner are sometimes referred to each as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the “DMA” (defined below), other than those provisions that are specified to become effective as of a different date.
W I T N E S S E T H:
WHEREAS, Owner is the owner of the Property;
WHEREAS, Owner and Manager are parties to that certain Second Amended and Restated Development Management Agreement dated as of April 21, 2017, as extended pursuant to those certain letter agreements dated December 23, 2021, February 25, 2022, May 1, 2022, May 16, 2022, and May 31, 2022, and as amended by that certain First Amendment to Second Amended and Restated Development Management Agreement dated June 10, 2022, that certain Second Amendment to Second Amended and Restated Development Management Agreement dated December 28, 2022, and by that certain Third Amendment to Second Amended and Restated Development Management Agreement dated September 16, 2024 (as amended, the “DMA”);
WHEREAS, the “Second Renewal Term” of the DMA (as defined in the DMA) expires on December 31, 2026; and
WHEREAS, the Parties desire (i) to enter into the “Third Renewal the Term” of the DMA and treat this Amendment as the “Third Renewal Term Modification,” as defined in the Third Amendment to Second Amended and Restated Development Management Agreement dated September 16, 2024 (the “3rd Amendment”), (ii) to establish the Base Fee terms applicable to the Third Renewal Term, and (iii) to make such other amendments to the DMA as set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, Owner and Manager hereby amend the DMA and mutually agree as follows:
1.Base Fee. Effective as of January 1, 2027 and during calendar years 2027 and 2028, the Base Fee shall be Thirteen Million Five Hundred Thousand Dollars ($13,500,000),

payable in the amount of One Million One Hundred Twenty-five Thousand Dollars ($1,125,000) per month.
2.Third Renewal Term; Third Renewal Term Modification. The Parties hereby agree that the Term of the DMA is hereby extended through December 31, 2028 and that such extended term shall constitute the “Third Renewal Term” and that this Amendment shall be deemed to be the “Third Renewal Term Modification” as defined in and contemplated under the 3rd Amendment.
3.Further Renewal Terms. Not later than ninety (90) days prior to the expiration of the Third Renewal Term, Owner or Manager may notify the other that the notifying Party desires to extend the Term of this Agreement for a period to be agreed upon by Owner and Manager (the “Fourth Renewal Term”) beyond the expiration of the Third Renewal Term. Within thirty (30) days after the giving of any such notice, Owner and Manager shall meet (in person or telephonically) to attempt to agree upon the length of the Fourth Renewal Term, the Base Fee and any other matters for the Fourth Renewal Term (the “Renewal Term Matters”). If the Parties reach agreement as to the Renewal Term Matters, the same shall be memorialized in an executed amendment to this Agreement (the “Fourth Renewal Term Modification”) whereupon the Term of this Agreement shall be extended for the Fourth Renewal Term on all the same terms and conditions of this Agreement as were applicable during the Third Renewal Term, other than as set forth in the Fourth Renewal Term Modification. If prior to the expiration of the Third Renewal Term Owner and Manager are for any reason unable to agree, in their respective sole and absolute discretion, as to the Renewal Term Matters, the Term of this Agreement shall expire at the end of the Third Renewal Term.
4.Expiration. Section 6.9(a) of the DMA, including subsection 6.9(a)(3) that was previously amended and restated pursuant to the Third Amendment, is hereby deleted and replaced, as follows:
“(a) If the Term of this Agreement expires at the end of the Third Renewal Term, then Owner shall be liable to Manager for:

(1)Base Fee/Project Team Reimbursements: Owner shall pay to Manager any unpaid portion of the Base Fee and/or Project Team Reimbursements and/or any other reimbursements or payments that have accrued and are due and payable in accordance with the terms of this Agreement through the date of such expiration and are otherwise not described in this Section 6.9(a);

(2)[Intentionally omitted];

(3)Incentive Compensation:
(A) Owner shall pay to Manager any unpaid Incentive Compensation that is due and payable in accordance with the terms hereof as of the date of such expiration based on all Available Cash as of the date of such expiration whether or not such Available Cash has been distributed; and
(B) Owner shall continue to make payments to Manager of Incentive Compensation payments in accordance with Section 4.4 of this Agreement following the date of expiration as if this Agreement had not expired, but limited to seventy-five percent (75%) of the payments of Incentive Compensation (the “75% Incentive Compensation Adjustment Amount”) that would otherwise be payable pursuant to Section 4.4 (the Parties acknowledging that Manager is 100% vested pursuant to Section 4.4 in such 75% Incentive Compensation).”

5.Construction. Owner and Manager each hereby acknowledges that it has been represented by counsel. This Amendment is the product of negotiation and preparation by and among the Parties and their respective attorneys. Neither this Amendment nor any provision thereof shall be deemed prepared or drafted by one Party or another, or its attorneys, and shall not be construed more strongly against any Party.
6.Amendment. Except as modified by this Amendment, the DMA remains unmodified and in full force and effect.
7.Counterparts. This Amendment may be executed in one or more counterparts by some or all of the Parties, and (i) each such counterpart shall be considered an original, and all of which together shall constitute a single agreement, (ii) the exchange of executed copies of this Amendment by facsimile or email transmission (e.g., Portable Document Format (PDF) or DocuSign) or other shall constitute effective execution and delivery of this Amendment as to the Parties for all purposes, and (iii) signatures of the Parties transmitted by facsimile or email transmission shall be deemed to be their original signatures for all purposes hereunder.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.
OWNER:
HERITAGE FIELDS EL TORO, LLC, a Delaware limited liability company
By: /s/ Alan Epstein
Name: Alan Epstein
Title: Owner Authorized Representative
MANAGER:
FIVE POINT COMMUNITIES MANAGEMENT, INC., a Delaware corporation
By:     /s/ Daniel Hedigan
Name: Daniel Hedigan
Title: Chief Executive Officer
[Signature page continues]

The undersigned is executing this Amendment as of the date first above written for the purpose of Sections 4.7 and 4.8 of the DMA only.
MANAGER PARTNERSHIP
FIVE POINT COMMUNITIES, LP, a Delaware limited partnership
By: Five Point Communities Management, Inc., a Delaware corporation
Its: General Partner
By: /s/ Daniel Hedigan
Name: Daniel Hedigan
Title: Chief Executive Officer

The undersigned is executing this Amendment as of the date first above written for the purpose of Section 4.8 of the DMA only.
OPERATING COMPANY
FIVE POINT OPERATING COMPANY, LP, a Delaware limited partnership
By: /s/ Daniel Hedigan
Name: Daniel Hedigan
Title: Chief Executive Officer